Exhibit 99.1

PARK HOTELS & RESORTS

PARK HOTELS & RESORTS PROVIDES PRELIMINARY Q4 2023 AND FULL-YEAR 2023 RESULTS

Tysons, Va., January 22, 2024 — Park Hotels & Resorts Inc. ("Park" or the "Company") (NYSE:PK) today provided preliminary fourth quarter and full-year 2023 results.

"I am incredibly pleased with our preliminary fourth quarter and year-end results, with both preliminary Comparable RevPAR and Adjusted EBITDA exceeding the midpoint of our previously announced 2023 guidance ranges. Our portfolio continued to deliver impressive results, as business travel accelerated in Boston, Chicago and New York, which helped to drive a near 8% year-over-year preliminary Comparable RevPAR increase for the quarter in our urban portfolio, while leisure demand trends remained strong at our Hawaii hotels, with combined fourth quarter preliminary RevPAR for those two resorts up over 8% versus prior year. As we look ahead to 2024, we are excited about our expectations for ongoing strength across our portfolio and anticipate that the transformative renovation projects at both the Bonnet Creek Orlando complex and the Casa Marina Key West hotel will create significant long-term value for shareholders. Additionally, in 2024, we remain focused on improving our balance sheet and financial flexibility through additional non-core asset sales, while opportunistically reinvesting back into our portfolio through value-enhancing ROI projects," said Thomas J. Baltimore, Jr., Chairman and CEO of Park.

Operational Highlights

Based upon an initial review of preliminary operating and financial results, the Company has provided preliminary fourth quarter and full-year 2023 results as follows:

(unaudited, amounts in millions, except for RevPAR, ADR, Total RevPAR, and per share data)

	Preliminary			
	Q4 2023	**Change vs. 2022[(1)]**	**Full -Year 2023**	**Change vs. 2022[(1)]**
Comparable RevPAR	$ 178.25	4.1 %	$ 178.62	8.7 %
Comparable Occupancy	71.0 %	1.5 % pts	72.7 %	4.9 % pts
Comparable ADR	$ 250.93	1.9 %	$ 245.80	1.3 %
Comparable Total RevPAR	$ 287.21	4.9 %	$ 285.50	10.2 %
Net income	$ 189	440.0 %	$ 107	(38.2) %
Net income attributable to stockholders	$ 188	452.9 %	$ 98	(39.5) %
Operating income	$ 276	230.2 %	$ 343	16.3 %
Operating income margin	42.1 %	2,950 bps	12.7 %	90 bps
Comparable Hotel Adjusted EBITDA	$ 171	2.3 %	$ 680	9.2 %
Comparable Hotel Adjusted EBITDA margin[(2)]	27.6 %	(70) bps	27.9 %	(30) bps
Adjusted EBITDA	$ 163	2.5 %	$ 659	8.7 %
Adjusted FFO attributable to stockholders	$ 111	9.9 %	$ 440	25.0 %
Earnings per share - Diluted[(1)]	$ 0.89	493.3 %	$ 0.45	(36.6) %
Adjusted FFO per share – Diluted[(1)]	$ 0.53	17.8 %	$ 2.05	33.1 %
Weighted average shares outstanding – Diluted	210	(14)	215	(13)

(1) Amounts are calculated based on unrounded numbers.

(2) For both the three months and year ended December 31, 2023, (50) bps of the change represents the impact of the disruption from the renovations at both the Bonnet Creek Orlando complex and the Casa Marina Key West hotel.

(unaudited, dollars in millions, except for RevPAR and per share data)

Metric	Preliminary Full-Year 2023 Results as of January 22, 2024	Full-Year 2023 Outlook as of November 1, 2023[(1)]	Variance[(1)]
Comparable RevPAR	$ 179	$ 178	$ 1
Comparable RevPAR change vs. 2022	8.7 %	8.2 %	0.5 %
Adjusted EBITDA	$ 659	$ 656	$ 3
Comparable Hotel Adjusted EBITDA margin[(2)]	27.9 %	28.0 %	(10) bps
Comparable Hotel Adjusted EBITDA margin change vs. 2022[(2)]	(30) bps	(20) bps	(10) bps
Adjusted FFO per share – Diluted[(2)]	$ 2.05	$ 1.97	4.1 %

(1) Presented at the estimated midpoint.
(2) Amounts are calculated based on unrounded numbers.

Preliminary Estimated Financial Results

Park is presenting certain estimated financial and operating results (and, in certain cases, estimated ranges) for the fourth quarter and full-year 2023, based upon the information available as of the date of this press release. Park's actual results may differ materially from these preliminary estimated results or ranges. These estimates are preliminary and are inherently uncertain and subject to change as Park completes the preparation of its consolidated financial statements and related notes and completion of its financial close procedures for the year ended December 31, 2023. Therefore, you should not place undue reliance upon this information. Park's independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to the preliminary estimated financial information included in this press release and, accordingly, does not express an opinion or any other form of assurance with respect thereto. You should carefully review Park's consolidated financial statements for the year ended December 31, 2023, when they become available.

Earnings Release and Conference Call

Park will report its finalized Fourth Quarter and Full-Year 2023 financial results after the stock market closes on February 27, 2024 and host a conference call for investors and other interested parties to discuss fourth quarter and full-year 2023 results on February 28, 2024, beginning at 11 a.m. Eastern Time. Participants may listen to the live webcast by logging onto the Investors section of the website at www.pkhotelsandresorts.com. Alternatively, participants may listen to the live call by dialing (877) 451-6152 in the United States or (201) 389-0879 internationally and requesting Park Hotels & Resorts' Fourth Quarter and Full-Year 2023 Earnings Conference Call. Participants are encouraged to dial into the call or link to the webcast at least ten minutes prior to the scheduled start time.

A replay of the webcast will be available within 24 hours after the live event on the Investors section of Park's website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"). Forward-looking statements include, but are not limited to, statements related to the impact of Park's decision to cease payments on its $725 million non-recourse CMBS loan ("SF Mortgage Loan") secured by the Hilton San Francisco Hotels and the effects of the lender's exercise of its remedies, including placing such hotels into receivership, as well as our current expectations regarding the performance of our business, our financial results, our liquidity and capital resources, including anticipated repayment of certain of Park's indebtedness, the completion of capital allocation priorities, the expected repurchase of Park's stock, the impact from macroeconomic factors (including inflation, elevated interest rates, potential economic slowdown or a recession and geopolitical conflicts), the effects of competition, the effects of future legislation or regulations, the expected completion of anticipated dispositions, the declaration and payment of future dividends and other non-historical statements. Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as the words "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates", "hopes" or the negative version of these words or other comparable words. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect our results of operations, financial condition, cash flows, performance or future achievements or events.

All such forward-looking statements are based on current expectations of management and therefore involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements and we urge investors to carefully review the disclosures Park makes concerning risks and uncertainties in Item 1A: “Risk Factors” in Park's Annual Report on Form 10-K for the year ended December 31, 2022, as such factors may be updated from time to time in Park's filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Except as required by law, Park undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Non-GAAP Financial Measures Park presents certain non-GAAP financial measures in this press release, including Nareit FFO attributable to stockholders, Adjusted FFO attributable to stockholders, EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income as a measure of its operating performance. Please see the schedules included in this press release including the “Definitions” section for additional information and reconciliations of such non-GAAP financial measures. About Park Hotels & Resorts Park is one of the largest publicly traded lodging REITs with a diverse portfolio of market-leading hotels and resorts with significant underlying real estate value. Park’s portfolio currently consists of 43 premium-branded hotels and resorts with over 26,000 rooms primarily located in prime city center and resort locations. Visit www.pkhotelsandresorts.com for more information.

PARK HOTELS & RESORTS INC. NON-GAAP FINANCIAL MEASURES RECONCILIATIONS PRELIMINARY EBITDA AND ADJUSTED EBITDA (unaudited, dollars in millions) Preliminary Three Months Ended Year Ended December 31, 2023 December 31, 2023 Operating income $ 276 $ 343 Interest income 9 38 Interest expense (52) (207) Interest expense on the SF Mortgage Loan (14) (45) Equity in earnings from investments in affiliates 2 11 Other gain, net 1 5 Income tax expense(1) (33) (38) Net income 189 107 Depreciation and amortization expense 94 287 Interest income (9) (38) Interest expense 52 207 Interest expense on the SF Mortgage Loan 14 45 Income tax expense(1) 33 38 Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates 1 8 EBITDA 374 654 Gain on sales of assets, net — (15) Gain on derecognition of assets(2) (221) (221) Gain on sale of investments in affiliates — (3) Share-based compensation expense 4 18 Impairment and casualty loss — 204 Other items 6 22 Adjusted EBITDA $ 163 $ 659 _____________________________________ (1) Represents the midpoint of an estimated range of $30 million to $36 million for the three months ended December 31, 2023 and $34 million to $42 million for the year ended December 31, 2023. (2) For the three months and year ended December 31, 2023, represents the gain from derecognizing the Hilton San Francisco Hotels from Park's consolidated balance sheet in October 2023, when the receiver took control of the hotels.

PARK HOTELS & RESORTS INC. NON-GAAP FINANCIAL MEASURES RECONCILIATIONS PRELIMINARY COMPARABLE HOTEL ADJUSTED EBITDA AND COMPARABLE HOTEL ADJUSTED EBITDA MARGIN (unaudited, dollars in millions) Preliminary Three Months Ended Year Ended December 31, 2023 December 31, 2023 Adjusted EBITDA $ 163 $ 659 Less: Adjusted EBITDA from investments in affiliates (5) (24) Add: All other(1) 12 52 Hotel Adjusted EBITDA 170 687 Less: Adjusted EBITDA from hotels disposed of — (3) Less: Adjusted EBITDA from the Hilton San Francisco Hotels 1 (4) Comparable Hotel Adjusted EBITDA $ 171 $ 680 Preliminary Three Months Ended Year Ended December 31, 2023 December 31, 2023 Total Revenues $ 657 $ 2,698 Less: Other revenue (21) (85) Less: Revenues from hotels disposed of — (10) Less: Revenue from the Hilton San Francisco Hotels (17) (162) Comparable Hotel Revenues $ 619 $ 2,441 Preliminary Three Months Ended Year Ended December 31, 2023 December 31, 2023 Total Revenues $ 657 $ 2,698 Operating income $ 276 $ 343 Operating income margin(2) 42.1% 12.7 % Preliminary Three Months Ended Year Ended December 31, 2023 December 31, 2023 Comparable Hotel Revenues $ 619 $ 2,441 Comparable Hotel Adjusted EBITDA $ 171 $ 680 Comparable Hotel Adjusted EBITDA margin(2) 27.6% 27.9% _____________________________________ (1) Includes revenues and expenses related to support service arrangements with Hilton Grand Vacations and non-income taxes on TRS leases. (2) Percentages are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC. NON-GAAP FINANCIAL MEASURES RECONCILIATIONS PRELIMINARY NAREIT FFO AND ADJUSTED FFO (unaudited, in millions, except per share data) Preliminary Three Months Ended Year Ended December 31, 2023 December 31, 2023 Net income attributable to stockholders $ 188 $ 98 Depreciation and amortization expense 94 287 Depreciation and amortization expense attributable to noncontrolling interests (1) (4) Gain on sales of assets, net — (15) Gain on derecognition of assets(1) (221) (221) Gain on sale of investments in affiliates — (3) Impairment loss — 202 Equity investment adjustments: Equity in earnings from investments in affiliates (2) (11) Pro rata FFO of investments in affiliates 2 14 Nareit FFO attributable to stockholders 60 347 Casualty loss — 2 Share-based compensation expense 4 18 Incremental interest expense on the SF Mortgage Loan(2) 12 20 Other items(3) 35 53 Adjusted FFO attributable to stockholders $ 111 $ 440 Nareit FFO per share – Diluted(4) $ 0.29 $ 1.62 Adjusted FFO per share – Diluted(4) $ 0.53 $ 2.05 Weighted average shares outstanding – Diluted 210 215 ______________________________________________ (1) For the three months and year ended December 31, 2023, represents the gain from derecognizing the Hilton San Francisco Hotels from Park's consolidated balance sheet in October 2023, when the receiver took control of the hotels. (2) Represents incremental interest expense associated with the default of the SF Mortgage Loan. (3) Includes estimated tax expense at the midpoint of $29 million and $35 million as a result of the effective exit from the Hilton San Francisco Hotels. (4) Per share amounts are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC. DEFINITIONS Comparable The Company presents certain data for its consolidated hotels on a Comparable basis as supplemental information for investors: Comparable Hotel Revenues, Comparable RevPAR, Comparable Occupancy, Comparable ADR, Comparable Hotel Adjusted EBITDA and Comparable Hotel Adjusted EBITDA Margin. The Company presents Comparable hotel results to help the Company and its investors evaluate the ongoing operating performance of its hotels. The Company’s Comparable metrics exclude results from property dispositions that have occurred through December 31, 2023 and include results from property acquisitions as though such acquisitions occurred on the earliest period presented. Park's Comparable hotels also exclude the two Hilton San Francisco Hotels, the 1,921-room Hilton San Francisco Union Square and 1,024-room Parc 55 San Francisco – a Hilton Hotel (collectively, the "Hilton San Francisco Hotels"), which were placed into receivership at the end of October 2023. EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin Earnings before interest expense, taxes and depreciation and amortization (“EBITDA”), presented herein, reflects net income excluding depreciation and amortization, interest income, interest expense, income taxes and interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates. Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude the following items that are not reflective of Park's ongoing operating performance or incurred in the normal course of business, and thus, excluded from management's analysis in making day-to-day operating decisions and evaluations of Park's operating performance against other companies within its industry: • Gains or losses on sales of assets for both consolidated and unconsolidated investments; • Costs associated with hotel acquisitions or dispositions expensed during the period; • Severance expense; • Share-based compensation expense; • Impairment losses and casualty gains or losses; and • Other items that management believes are not representative of the Company’s current or future operating performance. Hotel Adjusted EBITDA measures hotel-level results before debt service, depreciation and corporate expenses of the Company’s consolidated hotels, which excludes hotels owned by unconsolidated affiliates, and is a key measure of the Company’s profitability. The Company presents Hotel Adjusted EBITDA to help the Company and its investors evaluate the ongoing operating performance of the Company’s consolidated hotels. Hotel Adjusted EBITDA margin is calculated as Hotel Adjusted EBITDA divided by total hotel revenue. EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are not recognized terms under United States (“U.S.”) GAAP and should not be considered as alternatives to net income or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definitions of EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies. The Company believes that EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are among the measures used by the Company’s management team to make day-to-day operating decisions and evaluate its operating performance between periods and between REITs by removing the effect of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results; and (ii) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry. EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income or other methods of analyzing the Company’s operating performance and results as reported under U.S. GAAP. Because of these limitations, EBITDA, Adjusted EBITDA and Hotel Adjusted EBITDA should not be considered as discretionary cash available to the Company to reinvest in the growth of its business or as measures of cash that will be available to the Company to meet its obligations. Nareit FFO attributable to stockholders, Adjusted FFO attributable to stockholders, Nareit FFO per share – diluted and Adjusted FFO per share – diluted Nareit FFO attributable to stockholders and Nareit FFO per diluted share (defined as set forth below) are presented herein as non-GAAP measures of the Company’s performance. The Company calculates funds from (used in) operations (“FFO”) attributable to stockholders for a given operating period in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), as net income attributable to stockholders (calculated in accordance with U.S. GAAP), excluding depreciation and amortization, gains or losses on sales of assets, impairment, and the cumulative effect of changes in accounting principles, plus adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect the Company’s pro rata share of the FFO of those entities on the same basis. As noted by Nareit in its December 2018 “Nareit Funds from Operations White Paper – 2018 Restatement,” since real estate values historically have risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, Nareit adopted the FFO metric in order to promote an industry-wide measure of REIT operating performance. The Company believes Nareit FFO provides useful information to investors regarding its operating performance and can facilitate comparisons of operating performance between periods and between REITs. The Company’s presentation may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current Nareit definition, or that interpret the current Nareit definition differently. The Company calculates Nareit FFO per diluted share as Nareit FFO divided by the number of fully diluted shares outstanding during a given operating period. The Company also presents Adjusted FFO attributable to stockholders and Adjusted FFO per diluted share when evaluating its performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding the Company’s ongoing operating performance. Management historically has made the adjustments detailed below in evaluating its performance and in its annual budget process. Management believes that the presentation of Adjusted FFO provides useful supplemental information that is beneficial to an investor’s complete understanding of operating performance. The Company adjusts Nareit FFO attributable to stockholders for the following items, which may occur in any period, and refers to this measure as Adjusted FFO attributable to stockholders: • Costs associated with hotel acquisitions or dispositions expensed during the period; • Severance expense; • Share-based compensation expense; • Casualty gains or losses; and • Other items that management believes are not representative of the Company’s current or future operating performance.

Occupancy Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy measures the utilization of the Company’s hotels’ available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate (“ADR”) levels as demand for rooms increases or decreases. Average Daily Rate ADR (or rate) represents rooms revenue divided by total number of room nights sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the hotel industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a more pronounced effect on overall revenues and incremental profitability than changes in occupancy, as described above. Revenue per Available Room Revenue per Available Room (“RevPAR”) represents rooms revenue divided by the total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company’s performance as it provides a metric correlated to two primary and key factors of operations at a hotel or group of hotels: Occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods. Total RevPAR Total RevPAR represents rooms, food and beverage and other hotel revenues divided by the total number of room nights available to guests for a given period. Management considers Total RevPAR to be a meaningful indicator of the Company’s performance as approximately one-third of revenues are earned from food and beverage and other hotel revenues. Total RevPAR is also a useful indicator in measuring performance over comparable periods. For more information, contact: Ian Weissman Senior Vice President, Corporate Strategy 571-302-5591 iweissman@pkhotelsandresorts.com For additional information or to receive press releases via e-mail, please visit our website at www.pkhotelsandresorts.com